Exhibit 99.3
SECOND AMENDED AND RESTATED REVOLVING NOTE

$145,000,000.00	Tulsa, OK
May 29, 2025

FOR VALUE RECEIVED, each of the undersigned, each a Borrower and collectively the Borrowers, hereby jointly and severally promises to pay to BOKF, NA dba BANK OF OKLAHOMA (together with its successors and assigns, the “Lender”) at the office of BOKF, NA dba BANK OF OKLAHOMA, as the administrative agent for the Lenders (the “Administrative Agent”) at One Williams Center, 8th Floor, Tulsa, OK 74172, in immediately available funds, the amount of ONE HUNDRED FORTY FIVE MILLION DOLLARS and NO/100THS ($145,000,000.00) or, if less, the aggregate unpaid amount of all Revolving Loans made by the Lender to the undersigned under the Amended and Restated Loan Agreement, dated as of November 24, 2021 (as it may be amended, restated, renewed, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrowers, the Lenders party thereto from time to time and the Administrative Agent, on the dates and in the amounts set forth in the Loan Agreement, and to pay interest from the date of such Revolving Loans on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Loan Agreement. Terms used but not defined herein shall have the respective meanings assigned to them in the Loan Agreement.

Borrowers jointly and severally promise to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from the due dates at a rate or rates provided in the Loan Agreement.

Pursuant to the terms of the Loan Agreement, Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this Second Amended and Restated Revolving Note (as amended or modified from time to time, this “Revolving Note”) and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the dates provided in the Loan Agreement, and recorded by such holder in accordance with its usual practice; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of any Borrower under this Revolving Note.

This Revolving Note is one of the Loan Documents referred to in the Loan Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified. This Revolving Note is entitled to the benefit of the Loan Agreement and is guaranteed as provided therein and in the other Loan Documents referred to in the Loan Agreement. THIS REVOLVING NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF OKLAHOMA.

This Revolving Note amends and restates in its entirety that certain Amended and Restated Revolving Note dated April 4, 2025, issued by Borrowers and payable to the order of the Lender in the original principal amount of $115,000,000.00 (as amended or modified prior to the date hereof, the “Prior Note”).

This Note is issued in substitution for and in replacement of, but not in payment or novation of, the obligations of Borrowers under or in respect of the Prior Note.

[Signature page follows immediately.]

IN WITNESS WHEREOF, each Borrower has executed this Amended and Restated Revolving Note as of the date first written above.
BORROWERS:

AAON, INC., an Oklahoma corporation, as a Borrower

By: /s/ Rebecca Thompson
Name: Rebecca Thompson
Title: Chief Financial Officer & Treasurer

AAON COIL PRODUCTS, INC., a Texas corporation,
as a Borrower

By: /s/ Rebecca Thompson
Name: Rebecca Thompson
Title: Chief Financial Officer & Treasurer

BASX, INC., an Oregon corporation, as a Borrower

By: /s/ Rebecca Thompson
Name: Rebecca Thompson
Title: Chief Financial Officer & Treasurer

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